UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioVentures Center, 2500 Crosspark Road

Coralville, IA 52241

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2025, Dr. Syed Mubeen Jawahar Hussaini was appointed chief technology officer of SunHydrogen, Inc. (the “Company”).

Prior to his appointment as chief technology officer, Dr. Mubeen, 43, served as the Company’s chief scientific officer from January 2022. Since April 2021, he has also been Associate Professor, Department of Chemical and Biochemical Engineering, at the University of Iowa. From August 2014 to March 2021, Dr. Mubeen was Assistant Professor, Department of Chemical and Biochemical Engineering, at the University of Iowa. As the Company’s chief scientific officer, Dr. Mubeen has led the strategic direction and execution of the Company’s technology development, focusing on advancing the Company’s Gen 2 and Gen 3 hydrogen panel systems. Dr. Mubeen received his Ph.D. in Chemical and Environmental Engineering from the University of California, Riverside, followed by postdoctoral research at the University of California, Santa Barbara.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: February 25, 2025	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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